
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet, Consolidated Statement of Income and Notes to the consolidated financial statements on pages 2 through 10 of the Company's Quarterly Report on Form 10-Q for the period ended September 30,
1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                             242
<SECURITIES>                                         0
<RECEIVABLES>                                    1,882
<ALLOWANCES>                                        40
<INVENTORY>                                      1,466
<CURRENT-ASSETS>                                 3,758
<PP&E>                                           6,083
<DEPRECIATION>                                   2,397
<TOTAL-ASSETS>                                  13,090
<CURRENT-LIABILITIES>                            5,232
<BONDS>                                          3,192
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        351
<COMMON>                                           779
<OTHER-SE>                                       2,084
<TOTAL-LIABILITY-AND-EQUITY>                    13,090
<SALES>                                          6,428
<TOTAL-REVENUES>                                 6,428
<CGS>                                            5,033
<TOTAL-COSTS>                                    5,440
<OTHER-EXPENSES>                                    15
<LOSS-PROVISION>                                     7
<INTEREST-EXPENSE>                                 300
<INCOME-PRETAX>                                    237
<INCOME-TAX>                                        89
<INCOME-CONTINUING>                                146
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       146
<EPS-PRIMARY>                                     1.06
<EPS-DILUTED>                                     1.06<F1>

<F1>The EPS-PRIMARY amount represents Basic earnings per share and the
EPS-DILUTED amount represents Diluted earnings per share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share.

